Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q2 2026 Earnings

Oklahoma City, July 16, 2026 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended June 30, 2026.  “We are pleased with our core banking results this quarter. Reported results include a non-recurring loss on the sale of energy assets, which followed the successful maximization of our loan loss recovery related to an energy loan previously charged off in 2023. The Company continues to benefit from strong capital, robust liquidity, a solid net interest margin, and excellent credit quality, which are all supported by our properly matched balance sheet and our location in the dynamic markets we serve,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended June 30, 2026 compared to the three months ended June 30, 2025:

-	Net income of $8.35 million compared to $11.11 million, a decrease of 24.84%
-	Earnings per share of $0.87 compared to $1.16, a decrease of 25.00%
-	Total assets of $1.91 billion compared to $1.84 billion, an increase of 4.25%
-	Total loans of $1.60 billion compared to $1.50 billion, an increase of 6.68%
-	Pre-provision pre-tax earnings of $11.02 million compared to $14.71 million, a decrease of 25.10%
-	Total interest income of $30.93 million compared to $31.78 million, a decrease of 2.69%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On June 30, 2026, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 13.88%, 15.18%, and 16.36%, respectively.  On June 30, 2026, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 13.88%, 15.17%, and 16.35%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings.  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Calculation of Pre-Provision Pre-Tax Earnings	(Dollars in thousands)
Net Income	$8,346	$11,105
Income Tax Expense	2,669	3,602
Pre-tax net income	11,015	14,707
Add back: Provision for credit losses	-	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	-
Pre-provision pre-tax earnings	$11,015	$14,707

Unaudited Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except par value)

Assets	June 30, 2026 (unaudited)	December 31, 2025
	(Dollars in thousands)
Cash and due from banks	$220,585	$244,635
Interest-bearing time deposits in other banks	1,494	10,457
Available-for-sale debt securities (amortized cost of $54,950 and $57,316 at June 30, 2026 and December 31, 2025, respectively)	51,622	54,019
Loans, net of allowance for credit losses of $19,512 and $19,407 at June 30, 2026 and December 31, 2025, respectively	1,577,838	1,587,024
Loans held for sale	5,156	2,078
Premises and equipment, net	25,897	21,884
Nonmarketable equity securities	1,183	1,165
Core deposit intangibles	690	752
Goodwill	11,208	11,208
Interest receivable and other assets	18,654	30,418

Total assets	$1,914,327	$1,963,640

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$329,240	$341,416
Interest-bearing	1,308,563	1,359,417

Total deposits	1,637,803	1,700,833

Income taxes payable	839	594
Interest payable and other liabilities	9,379	11,218

Total liabilities	1,648,021	1,712,645

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,519,335 and 9,462,656 at June 30, 2026 and December 31, 2025, respectively	95	95
Additional paid-in capital	103,865	103,739
Retained earnings	164,919	149,707
Accumulated other comprehensive loss	(2,573)	(2,546)

Total shareholders’ equity	266,306	250,995

Total liabilities and shareholders’ equity	$1,914,327	$1,963,640

Unaudited Condensed Consolidated Statements of Comprehensive Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026 (unaudited)	2025 (unaudited)	2026 (unaudited)	2025 (unaudited)
Interest Income	(Dollars in thousands)
Loans, including fees	$28,980	$28,965	$60,592	$56,293
Interest-bearing time deposits in other banks	38	145	150	246
Debt securities, taxable	249	278	499	561
Debt securities, tax-exempt	59	63	119	126
Other interest and dividend income	1,601	2,330	3,350	4,997

Total interest income	30,927	31,781	64,710	62,223

Interest Expense
Deposits	9,022	10,043	18,613	19,643

Total interest expense	9,022	10,043	18,613	19,643

Net Interest Income	21,905	21,738	46,097	42,580

Provision for Credit Losses	-	-	-	-

Net Interest Income After Provision for Credit Losses	21,905	21,738	46,097	42,580

Noninterest Income
Mortgage lending income	476	520	851	610
Service charges on deposit accounts	215	232	464	450
Other	311	1,949	1,653	3,396

Total noninterest income	1,002	2,701	2,968	4,456

Noninterest Expense
Salaries and employee benefits	6,196	5,721	12,527	11,000
Furniture and equipment	422	361	763	612
Occupancy	724	630	1,410	1,222
Data and item processing	546	590	1,089	1,100
Accounting, marketing and legal fees	437	158	1,022	263
Regulatory assessments	259	213	518	297
Advertising and public relations	98	223	270	417
Travel, lodging and entertainment	104	121	174	177
Other	3,106	1,715	4,456	3,528

Total noninterest expense	11,892	9,732	22,229	18,616

Income Before Taxes	11,015	14,707	26,836	28,420
Income tax expense	2,669	3,602	6,484	6,979
Net Income	$8,346	$11,105	$20,352	$21,441

Earnings per common share - basic	$0.88	$1.18	$2.14	$2.27
Earnings per common share - diluted	0.87	1.16	2.12	2.25
Weighted average common shares outstanding - basic	9,519,335	9,449,152	9,505,283	9,435,414
Weighted average common shares outstanding - diluted	9,604,143	9,545,128	9,600,421	9,548,583

Other Comprehensive Income (Loss)
Unrealized (losses) gains on securities, net of tax expense of $50 and $189 for the three months ended June 30, 2026 and 2025, respectively; net of tax (benefit) expense of ($5) and $419 for the six months ended June 30, 2026 and 2025, respectively	$114	$587	$(27)	$1,229
Other comprehensive income (loss)	$114	$587	$(27)	$1,229
Comprehensive Income	$8,460	$11,692	$20,325	$22,670

	Net Interest Margin
	For the Three Months Ended June 30,
	2026 (unaudited)			2025 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$184,292	$1,639	3.57%	$247,652	$2,475	4.01%
Debt securities, taxable-equivalent	42,166	249	2.37	47,285	278	2.36
Debt securities, tax exempt	10,975	59	2.16	12,502	63	2.02
Loans held for sale	1,998	-	-	1,987	-	-
Total loans(1)	1,588,481	28,980	7.32	1,448,924	28,965	8.02
Total interest-earning assets	1,827,912	30,927	6.79	1,758,350	31,781	7.25
Noninterest-earning assets	35,384			43,048
Total assets	$1,863,296			$1,801,398

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,003,124	$6,721	2.69%	$1,006,484	$7,676	3.06%
Time deposits	262,081	2,301	3.52	236,108	2,367	4.02
Total interest-bearing deposits	1,265,205	9,022	2.86	1,242,592	10,043	3.24
Total interest-bearing liabilities	$1,265,205	9,022	2.86	$1,242,592	10,043	3.24

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$325,384			$321,351
Other noninterest-bearing liabilities	9,157			10,471
Total noninterest-bearing liabilities	334,541			331,822
Shareholders' equity	263,550			226,984
Total liabilities and shareholders' equity	$1,863,296			$1,801,398

Net interest income		$21,905			$21,738
Net interest spread			3.93%			4.01%
Net interest margin			4.81%			4.96%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Six Months Ended June, 30
	2026 (unaudited)			2025 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$197,098	$3,500	3.58%	$242,876	$5,243	4.35%
Debt securities, taxable-equivalent	42,861	499	2.35	47,957	561	2.36
Debt securities, tax exempt	11,013	119	2.18	12,508	126	2.03
Loans held for sale	1,991	-	-	1,287	-	-
Total loans(1)	1,592,320	60,592	7.67	1,423,776	56,293	7.97
Total interest-earning assets	1,845,283	64,710	7.07	1,728,404	62,223	7.26
Noninterest-earning assets	38,323			41,511
Total assets	$1,883,606			$1,769,915

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,030,802	$13,944	2.73%	$981,833	$14,794	3.04%
Time deposits	263,338	4,669	3.58	236,216	4,849	4.14
Total interest-bearing deposits	1,294,140	18,613	2.90	1,218,049	19,643	3.25
Total interest-bearing liabilities	$1,294,140	$18,613	2.90	$1,218,049	$19,643	3.25

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$320,326			$318,952
Other noninterest-bearing liabilities	9,335			10,228
Total noninterest-bearing liabilities	329,661			329,180
Shareholders' equity	259,805			222,686
Total liabilities and shareholders' equity	$1,883,606			$1,769,915

Net interest income		$46,097			$42,580
Net interest spread			4.17%			4.01%
Net interest margin			5.04%			4.97%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Thursday, July 16, 2026 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/ZB5xN3Bnq1w. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/ZB5xN3Bnq1w shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600